EXHIBIT 10.32(c)

THIS LOANS RENEWAL AGREEMENT (hereinafter referred as this ‘Agreement’) is entered into on March 5, 2004 by

Party A: Leshan Phoenix Semiconductor Co. Ltd.

Party B: Industrial and Commercial Bank of China, Leshan City Branch

In accordance with the friendly mutual consultation by Party A and Party B, NOW it is therefore agreed to make the following supplements to the ‘LOAN FACILITY’ which was signed by the parties on November 17, 2000, in an amount equal to Twenty Million US Dollars (US$20,000,000) which was divided into two separate loan facilities; one of RMB33,200,000 (the ‘RMB Portion’) and one of US$16,000,000 (the ‘US$            Portion’):

Party B hereby agrees and commits to reloan the principal of each draw-down upon the maturity for one year period and continue to do so for another one year in a row until the reloaning period of each draw-down principal reach up to three years. Interest on each draw-down in RMB will accrue at a rate not to be higher than the base interest rate charged by Party B for one year short term loans adjusted once every year (as such rate is published by Party B’s Head Office). Interest on each draw-down in US$ will accrue at a rate, for each interest calculation period, six (6) month LIBOR published on the 20th day of the last month in the previous quarter plus 150 BPs per annum, being 6 Months LIBOR plus 1.5%.

At the time of the reloaning of each loan on the maturity date of each draw-down, Party A and Party B shall execute a loan contract as formatted in Exhibit A (for draw-downs under the US$            Portion) and Exhibit B (for draw-downs under the RMB Portion) of the ‘LOAN FACILITY’.

This Agreement consist of an English language version and a Chinese language version. The English and Chinese language versions shall have the same legal effect.

This Agreement is executed in 4 originals respectively in the English language and Chinese language and each party shall retain 2 originals of each language.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the date first above written.

LESHAN-PHOENIX SEMICONDUCTOR COMPANY LIMITED (SEAL)

Authorized Representative: /s/ H. F. LEE

INDUSTRIAL & COMMERCIAL BANK OF CHINA, LESHAN CITY BRANCH (SEAL)

Authorized Representative:	[In this space, translated from Mandarin, is the following: chop of ICBC Leshan City Bank with the signature of the General Manager, Ms. Zhu Xuecun.]